UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2010

FIRST CITIZENS BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 716-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 11, 2010, First Citizens BancShares, Inc. (BancShares) filed a Current Report on Form 8-K to report that its wholly-owned subsidiary, First-Citizens Bank & Trust Company (FCB), had entered into a definitive Purchase and Assumption Agreement (Agreement) with the Federal Deposit Insurance Corporation (FDIC) on March 5, 2010, pursuant to which FCB purchased substantially all of the assets and assumed the majority of the liabilities of Sun American Bank (Sun American) of Boca Raton, Florida.

This Current Report on Form 8-K/A is being filed to update the disclosures in Item 2.01 and to provide the financial information required by Item 9.01. In reliance on guidance provided in Staff Accounting Bulletin, Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (SAB 1:K), BancShares has omitted certain financial information of Sun American required by Rule 3-05 of Regulation S-X and the related proforma information under Article 11 of Regulation S-X. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X under certain circumstances, including a transaction such as the one set forth in the Agreement, in which the Registrant engages in an acquisition of a troubled financial institution for which historical financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction.

Item 2.01 – Completion of an Acquisition or Disposition of Assets

The Agreement provides that assets be purchased and liabilities be assumed by FCB at Sun American’s carrying value. Pursuant to the Agreement, FCB received a discount of $69.4 million on the assets and paid no deposit premium.

As required under accounting principles generally accepted in the United States (US GAAP) and as discussed in further detail in Item 9.01, the acquired assets and assumed liabilities were recorded at their estimated fair values. Except where otherwise indicated, the accompanying discussion of assets acquired and liabilities assumed are based on estimated fair values on the date of the Agreement.

Sun American operated through 12 offices in the state of Florida, primarily serving South Florida. The fair value of assets purchased by FCB totaled $530.7 million, including $287.6 million in loans and $8.0 million in other real estate acquired through foreclosure (OREO). FCB assumed liabilities with a fair value of $514.2 million, including $420.0 million in deposits, $42.5 million in short-term borrowings and $40.1 million in long-term obligations.

The loans and OREO purchased from Sun American are covered by two loss share agreements between the FDIC and FCB (one for residential real estate loans and the other for all other loans and OREO), which affords FCB significant loss protection. Under the loss share agreements, the FDIC will cover 80 percent of covered loan and OREO losses up to $99.0 million and 95 percent of losses in excess of that amount. The term for loss share on residential real estate loans is ten years, while the term for loss share on non-residential real estate loans is five years with respect to losses and eight years with respect to loss recoveries. The losses reimbursable by the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the transaction. New loans made after that date are not covered by the loss share agreements.

Within 30 days after the end of each calendar quarter beginning June 30, 2010 to February 28, 2020, FCB will deliver to the FDIC a certificate documenting the losses on single family residential mortgage loans, all other loans and OREO and any recoveries offsetting prior losses on such loans.

Within 15 days after the FDIC accepts a certificate as described above, the FDIC will remit payment for the covered portion of a net loss reflected in such certificate. If a certificate reflects a net recovery, then FCB will remit to the FDIC the covered percentages at the time the certificate is submitted.

The Agreement includes a true-up payment in the event FCB’s losses do not reach the stated threshold of $99.0 million. On May 15, 2020, the true-up measurement date, FCB is required to make a true-up payment to the FDIC equal to 50 percent of the excess, if any, of (i) 20 percent of the stated threshold, or $19.8 million, less (ii) the sum of (a) 25 percent of the asset discount, or $17.5 million, plus (b) 25 percent of the cumulative loss share payments plus (c) the cumulative servicing amount. The cumulative servicing amount is 1 percent of the average covered assets for each year during the terms of the loss share agreements.

An analysis of the likely short-term and long-term effects of the loss share agreements on FCB’s cash flows and reported results is included in Item 9.01 below.

The foregoing description of the Agreement, including the loss share agreements, is a summary and is qualified in its entirety by reference to the Agreement. A copy of the Agreement, including the loss share agreements, was attached as Exhibit 2.1 to the Form 8-K filed March 11, 2010.

Item 9.01 – Financial Statements and Exhibits

As set forth in Item 2.01 above, on March 5, 2010, FCB purchased substantially all of the assets and assumed the majority of the liabilities of Sun American pursuant to the Agreement. The following discussion should be read in conjunction with the historical financial statements and the related notes of BancShares, which have been filed with the Securities and Exchange Commission and the audited statement of assets acquired and liabilities assumed, which is included as Exhibit 99.2 to this filing.

FAIR VALUE ESTIMATES

The determination of the fair value of assets acquired and liabilities assumed involves a high degree of judgment and complexity. Management estimated fair values of the acquired assets and assumed liabilities in accordance with US GAAP. However, the amount that BancShares realizes on these assets and liabilities could differ materially from the carrying value reflected in the financial statements. The fair value of the acquired loans, OREO and the FDIC receivable for loss share agreements reflects management’s best estimate of the amount to be realized on each of these assets. To the extent the actual values realized for the acquired loans and OREO are different from the estimates, the FDIC loss share receivable will generally be impacted in an offsetting manner due to the terms of loss share support from the FDIC.

SUMMARY

Including the impact of all fair value adjustments, acquired assets totaled $530.7 million or 2.5 percent of BancShares’ consolidated assets as of March 31, 2010. The fair value of loans acquired totaled $287.6 million, which represented 2.0 percent of gross loans and leases as of March 31, 2010. The fair value of OREO and other assets acquired through foreclosure totaled $8.0 million. FCB recorded a $92.4 million receivable that was based on the present value of projected amounts to be received from the FDIC under the Sun American loss share agreements. BancShares also received cash of $32.0 million from the FDIC as a part of the initial settlement process.

The fair value of liabilities assumed equaled $514.2 million or 2.6 percent of BancShares’ liabilities at March 31, 2010. Deposit liabilities assumed totaled $420.0 million or 2.4 percent of deposit liabilities at March 31, 2010. Short-term borrowings assumed from Sun American totaled $42.5 million or 7.2 percent of short-term borrowings at March 31, 2010 and long-term obligations assumed from Sun American totaled $40.1 million or 4.3 percent of long-term obligations at March 31, 2010.

INVESTMENTS

The following table presents information regarding the securities portfolio acquired on March 5, 2010.

Type of Security	Par Value	Fair Value	Weighted average coupon rate	Average maturity (years/months)
	(dollars in thousands)
U.S. Government Agency	$11,850	$11,852	4.33%	10/9
GNMA and FNMA mortgage-backed securities	42,465	43,262	4.37%	28/10
CMO/REMIC mortgage-backed securities	11,697	11,854	4.67%	19/1

Total	$66,012	$66,968

LOANS

The following table presents information regarding the loan portfolio acquired on March 5, 2010:

March 5, 2010
(thousands)
Loans covered by loss share agreements
Contractual balance of acquired loans:
Construction/land development	$91,817
Commercial mortgage	198,147
Residential mortgage	96,861
Commercial and industrial	22,613
Consumer	1,877

Total contractual balance of acquired loans	411,315
Fair value adjustment	(123,707)

Fair value of loans acquired	$287,608

The weighted average contractual loan yield was 5.44 percent as of March 5, 2010.

The following table provides the contractual maturity and concentration of loans acquired as of March 5, 2010:

Maturing:	Within 1 year	1 - 5 years	After 5 years	Total	Percentage of total portfolio
Construction/land development	$62,314	$23,481	$6,022	$91,817	22.32%
Commercial mortgage	32,822	46,814	118,511	198,147	48.17%
Residential mortgage	23,586	27,946	45,329	96,861	23.55%
Commercial and Industrial	10,526	9,314	2,773	22,613	5.50%
Consumer	1,483	344	50	1,877	0.46%

Total	$130,731	$107,899	$172,685	$411,315	100.00%

Loans maturing later than one year after the acquisition date with variable contractual interest rates have a total contractual balance of $138.7 million and loans with a fixed contractual interest rate have a total contractual balance of $141.9 million.

See Note 6 to the statement of assets acquired and liabilities assumed for discussion of impaired loans.

DEPOSITS

The following table presents information regarding the Sun American deposits assumed by FCB:

March 5, 2010
(thousands)
Demand	$130,595
Savings	59,547
Time	229,870

Total assumed deposits	$420,012

All brokered deposits of Sun American were retained by the FDIC.

FCB recorded a core deposit intangible asset based on an estimated value of transaction accounts assumed from Sun American. The $629,000 core deposit intangible will be amortized on an accelerated basis over its estimated average life, which was determined to be four years. Non-transaction deposit balances were determined to have no value.

The following table provides the scheduled maturity of all time deposits assumed:

March 5, 2010
(thousands)
Maturing during 12-month period ending March 5,
2011	$213,993
2012	11,924
2013	2,321
2014	843
2015	789

Total	$229,870

The weighted average contractual interest rate for assumed time deposits is 2.41 percent.

As of March 5, 2010, Sun American had $129.3 million in time deposits of $100,000 or more. The following table provides the scheduled maturity of these time deposits:

March 5, 2010
(thousands)
Maturing:
3 months or less	$21,216
Over 3 through 6 months	35,076
Over 6 through 12 months	65,489
Over 12 months	7,479

Total	$129,260

SHORT-TERM BORROWINGS

As of March 5, 2010, Sun American had $35.0 million in contractual short-term borrowings from the Federal Home Loan Bank of Atlanta (FHLB). Based on interest rates on comparable borrowings available on March 5, 2010, a premium of $48,000 was recorded on the short-term borrowings from the FHLB. At March 5, 2010, the FHLB short-term borrowings had a weighted average rate of 2.0 percent, and mature on various dates through April 26, 2010. These borrowings are secured by FHLB stock and $113.4 million contractual balance in loans.

At March 5, 2010, Sun American also had $7.5 million in overnight repurchase obligations with the Federal Reserve Bank of Atlanta. Due to the short-term nature of these agreements, no fair value adjustment was recorded for these borrowings.

LONG-TERM OBLIGATIONS

As of March 5, 2010, Sun American had a $7.0 million long-term obligation to the FHLB. Based on interest rates on comparable borrowings available on March 5, 2010, a premium of $336 was recorded on the long-term obligation. The long-term obligation had a contractual rate of 3.9 percent and matures on June 30, 2011.

FCB also assumed $30.0 million of term repurchase agreements. These repurchase agreements are subject to an early termination penalty. Based on the early termination penalty, a fair value adjustment of $2.7 million was recorded on the long-term obligation. The term repurchase agreements mature in March, 2018 and carry a rate of 3.5 percent.

RESULTS OF OPERATIONS

BancShares believes the transaction will improve net interest income, as interest earned on acquired loans and investments will exceed interest paid on assumed deposits and borrowings. The extent to which net interest income may be adversely affected by acquired loans that may be designated as nonaccrual loans at a later date will likely be offset by the loss share agreements and the related discounts recorded upon the purchase of the loans.

Based upon the acquisition date fair values of the net assets acquired, no goodwill was recorded. The transaction resulted in a gain of $27.1 million, which is included in noninterest income in the March 31, 2010 consolidated statement of income in BancShares’ Quarterly Report on Form 10-Q. The gain resulted from the difference between the estimated fair values of acquired assets and assumed liabilities.

Purchased loans and OREO are covered by loss share agreements between the FDIC and FCB, which provide FCB with significant loss protection. Under the loss share agreements, the FDIC will cover 80 percent of covered loan and OREO losses up to $99.0 million and 95 percent of losses in excess of $99.0 million. BancShares expects to be reimbursed by the FDIC for 80 percent of the post-acquisition losses incurred on loans and OREO. In addition, at the end of the loss share agreements, FCB may be required to make a true-up payment to the FDIC.

The loss share agreements will likely have a material impact on the cash flows and operating results of BancShares. It is likely that significant covered loan balances will experience deterioration in payment performance or will be determined to have inadequate collateral values to repay the contractual obligation. If the borrower is unable to make the contractual payments, cash flows will be affected. If a loan is subsequently charged-off after BancShares exhausts its collection efforts, the loss share agreements will cover a substantial portion of the loss associated with the covered assets.

BancShares does not currently expect to record significant loan loss provisions in the foreseeable future related to Sun American’s loan portfolio because the loans were written down to estimated fair value as of the acquisition date. Nevertheless, in the event acquired loan quality deteriorates further in future periods, FCB will record provisions for loan losses and increases in the FDIC receivable.

BancShares believes that noninterest income and expense will both increase as a result of the Sun American transaction. Noninterest income will benefit from the service charge income and other fees generated by new customer relationships. Noninterest expenses will increase due to the personnel, occupancy and other operating costs resulting from the new markets.

LIQUIDITY

Assets acquired from Sun American include $82.4 million of highly-liquid assets (cash and investment securities available for sale), which represent 15.5 percent of total acquired assets. These assets provide liquidity for various operating needs, including the funding of deposit runoff. In addition, the FDIC-assisted transaction provides access to new customers, and allows BancShares the opportunity to generate new deposit balances as needed to support its liquidity position.

BancShares’ residual liquidity is held in cash or invested in overnight investments and investment securities available for sale. Net of amounts pledged for various purposes, the amount of such immediately available balance sheet liquidity amounted to $2.36 billion at March 31, 2010, compared to $1.42 billion at December 31, 2009. The $940 million increase in highly-liquid assets reflects the robust growth in overnight investments and unpledged investment securities.

CAPITAL

At March 31, 2010, BancShares and FCB were “well-capitalized.” The ratios shown below reflect the impact of the First Regional and Sun American acquisitions. The impact of the acquisitions of First Regional or Sun American was not material to the risk-based capital ratios or the leverage ratios of BancShares or FCB.

	March 31, 2010
	BancShares	FCB	Well-capitalized requirement
Tier 1 risk-based capital ratio	13.83%	13.61%	5.00%
Total risk-based capital ratio	16.07%	16.00%	10.00%
Tier 1 leverage capital ratio	9.36%	8.48%	6.00%

RISK FACTORS

Mergers and acquisitions

We must receive federal and state regulatory approvals before we can acquire a bank or bank holding company or acquire assets and assume liabilities of failed banks in FDIC-assisted transactions. Prior to granting approval, bank regulators consider, among other factors, the effect of the acquisition on competition, financial condition and future prospects including current and projected capital ratios, the competence, experience and integrity of management, our record of compliance with laws and regulations and the convenience and needs of the communities to be served, including our record of compliance under the Community Reinvestment Act. We cannot be certain when or if any required regulatory approvals will be granted or what conditions may be imposed by the approving authority.

In addition to the risks related to regulatory approvals, complications in the conversion of operating systems, data systems and products may result in the loss of customers, damage to our reputation, operational problems, one-time costs currently not anticipated or reduced cost savings resulting from a merger or acquisition. The integration could result in higher than expected deposit attrition, loss of key employees, disruption of our businesses or the businesses of the acquired company or otherwise adversely affect our ability to maintain relationships with customers and employees or achieve the anticipated benefits of the acquisition.

With respect to the 2010 acquisitions, the exposures to prospective losses on certain assets are covered under loss share agreements with the FDIC. These loss share agreements impose certain obligations on us that, in the event of noncompliance, could result in the disallowance of our rights under those agreements.

Unfavorable changes in economic conditions

BancShares’ business is highly affected by national, regional and local economic conditions. These conditions cannot be predicted or controlled, and may have a material impact on our operations and financial condition. Unfavorable economic developments such as an increase in unemployment rates, decreases in real estate values, rapid changes in interest rates, higher default and bankruptcy rates and various other factors could weaken the national economy as well as the economies of specific communities that we serve. Weakness in our market areas, continuation or deepening of the current recession or a prolonged recovery could depress our earnings and financial condition because borrowers may not be able to repay their loans, collateral values may fall, and loans that are currently performing and other long-lived assets may become impaired.

Instability in real estate markets

Disruption in residential housing markets including reduced sales activity and falling market prices have adversely affected collateral values and customer demand, particularly with respect to our operations in Atlanta, Georgia and Southwest Florida. Instability in residential and commercial real estate markets could result in higher credit losses in the future if customers default on loans that, as a result of lower property values, are no longer adequately collateralized. The weak real estate markets could also affect our ability to sell real estate acquired through foreclosure.

Operational and data security risk

We are exposed to many types of operational risks, including reputation risk, legal and compliance risk, the risk of illegal activities conducted by employees or outsiders, data security risk and operational errors. Our dependence on automated systems, including the automated systems used by acquired entities and third parties, to record and process transactions may further increase the risk that technical failures or tampering of those systems will result in losses that are difficult to detect. We are also subject to disruptions of our operating systems arising from events that are wholly or partially beyond our control.

Liquidity

Liquidity is essential to our businesses. Our deposit base represents our primary source of liquidity, and we normally have the ability to stimulate deposit growth through our pricing strategies. However, in circumstances where our ability to generate needed liquidity is impaired, we would need access to alternative liquidity sources such as overnight or other short-term borrowings. While we maintain access to alternative funding sources, we are dependent on the availability of collateral, the counterparty’s willingness to lend to us and their liquidity capacity.

Litigation

The frequency of claims and amount of damages and penalties claimed in acquisition-related litigation and regulatory proceedings against financial institutions remain high. Substantial legal liability or significant regulatory action against us may have material adverse financial effects or cause significant reputational harm.

Financial Statements

The following financial statements are attached hereto as Exhibit 99.2 and incorporated by reference into this Item 9.01:

Statement of Assets Acquired and Liabilities Assumed at March 5, 2010

(d)	Exhibits

99.2	Statement of Assets Acquired and Liabilities Assumed at March 5, 2010

FORWARD-LOOKING STATEMENTS

Statements in this document and exhibits relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and in other documents filed by us from time to time with the Securities and Exchange Commission.

Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “projects,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of BancShares’ management about future events.

Factors that could influence the accuracy of those forward-looking statements include, but are not limited to, the financial success or changing strategies of our customers, customer acceptance of our services, products and fee structure, the competitive nature of the financial services industry, our ability to compete effectively against other financial institutions in our banking markets, actions of government regulators, the level of market interest rates and our ability to manage our interest rate risk, changes in general economic conditions that affect our loan and lease portfolio, the abilities of our borrowers to repay their loans and leases, the values of real estate and other collateral, the impact of the FDIC-assisted transactions of Temecula Valley Bank, Venture Bank, First Regional Bank, Sun American Bank and other developments or changes in our business that we do not expect.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FIRST CITIZENS BANCSHARES, INC.
(Registrant)

Date: May 21, 2010	By:	/s/ Kenneth A. Black
Kenneth A. Black Chief Financial Officer